Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$5,084,170
Unrealized Gain (Loss) on Market Value of Futures	(8,599,690)
Dividend Income	13,147
Interest Income	40,131
ETF Transaction Fees	700
Total Income (Loss)	$(3,461,542)

Expenses
General Partner Management Fees	$62,781
Professional Fees	28,680
Brokerage Commissions	11,340
Non-interested Directors' Fees and Expenses	646
Prepaid Insurance Expense	455
Total Expenses	103,902
Expense Waiver	(28,564)
Net Expenses	$75,338
Net Income (Loss)	$(3,536,880)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/17	$102,941,453
Withdrawals (250,000 Shares)	(3,756,044)
Net Income (Loss)	(3,536,880)

Net Asset Value End of Month	$95,648,529
Net Asset Value Per Share (6,850,000 Shares)	$13.96

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612